UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☒	Soliciting Material Pursuant to §240.14a-12

GLU MOBILE INC.

(Name of Registrant as Specified in its Charter)

ELECTRONIC ARTS INC.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Filed by Electronic Arts Inc.

pursuant to Rule 14a-12 under the

Securities Exchange Act of 1934, as amended

Subject Company: Glu Mobile Inc.

Commission File No.: 001-33368

In connection with the announcement by Electronic Arts Inc. (“Electronic Arts” or the “Company”) of its proposed acquisition of Glu Mobile Inc., a Delaware corporation (“Glu”), Andrew Wilson, Chief Executive Officer of the Company, sent the following email to the Company’s employees on February 8, 2021:

To: Global-All

Subject: EA ACTION | Electronic Arts To Acquire Glu Mobile

FROM ANDREW WILSON

Team,

I’m excited to share this afternoon that we’ve entered into an agreement to acquire Glu Mobile.

I’m sure many of you know Glu, and importantly know their games like Design Home, Covet Fashion, MLB Tap Sports Baseball, Disney Sorcerer’s Arena and others. They are one of the largest mobile game developers and publishers in our industry. Their extremely talented teams and well-known IP are deeply complementary to our own mobile teams, IP and business, and we’re excited to bring our organizations together to create a leader in the mobile space.

Mobile is the biggest gaming platform in the world, and it continues to grow year-over-year. It’s also one of the most competitive platforms in the world, and building successful games for mobile is a complicated process. We have a long history in mobile at Electronic Arts, delivering six of the top 20 most downloaded mobile games since 2012 — more than any other major publisher in the western world — and hugely successful mobile franchises like Star Wars: Galaxy of Heroes, which continues to grow as the biggest Star Wars mobile game of all time. Over the past year, we have consolidated our teams into one mobile-first organization and brought in a new leader, Jeff Karp, to create a strong foundation on which to build further growth and success. We know there are exciting opportunities ahead in this space, and we want to be in a position to lead.

Strategic acquisitions are one important way to accelerate the growth of our mobile business and expand the strength of our team. As we talked with the team at Glu, it became clear that we share similar philosophies. We both want to build great mobile games that will continue to grow and deliver great experiences to players for years to come. Glu has proven success in the mobile space with great games and successful franchises that have demonstrated longevity and value for players.

Bringing our teams together will essentially double the size of our mobile games business through the addition of Glu’s best-in-class mobile development teams and high performing live services. Together, our mobile games reach and engage well over 100 million players every month. We believe that the combination of our teams, games, technology, and IP will be a catalyst for more great games for our players and further growth for our business.

As we spoke about last week, this has been an amazing year of growth for Electronic Arts, and we’re seeing incredible momentum across our business. We’re very excited for the opportunity to have Glu join us and build on that success. The deal requires the approval of Glu’s stockholders and regulatory approvals. If all goes well, we expect the acquisition to close in the first quarter of our FY22.

We look forward to the opportunity to create some outstanding mobile experiences together.

Be well.

Andrew

Forward-Looking Statements

This communication may contain statements, other than statements of current or historical fact, that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements with respect to the proposed merger of a wholly owned subsidiary of Electronic Arts with and into Glu on the terms and subject to the conditions set forth in the Agreement and Plan of Merger, dated as of February 8, 2021 to which Electronic Arts and Glu are party (the “Merger Agreement”), and the benefits and the anticipated timing of the proposed transaction. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “expect,” “intend,” “estimate,” “project,” “forecast,” “plan,” “predict,” “seek,” “goal,” “will,” “may,” “likely,” “should,” “could,” and similar expressions or expressions of the negative of these terms. These forward-looking statements are not guarantees of future performance and reflect management’s current expectations. Electronic Arts’ actual results could differ materially from those discussed in the forward-looking statements. Some of the factors which could cause Electronic Arts’ results to differ materially from its expectations include the following: the impact of the announcement of the merger on Electronic Arts’ and Glu’s business and operating results, including the effect of the announcement of the merger on the ability of Electronic Arts or Glu to retain and hire key personnel and maintain relationships with players, partners and others with whom Electronic Arts or Glu do business; the occurrence of any circumstance or any other events that could give rise to the termination of the proposed transaction, or the failure to obtain Glu’s stockholder approval or failure to satisfy any other conditions precedent to consummate the proposed transaction, including the receipt of all necessary regulatory approvals on a timely basis or at all; Electronic Arts’ ability to successfully integrate Glu’s operations and employees; risks that the merger disrupts current ongoing business operations; risks of litigation and/or regulatory actions related to the merger; the impact of the COVID-19 pandemic; Electronic Arts’ ability to realize the anticipated benefits of acquisitions; and other factors described in Part II, Item 1A of Electronic Arts’ or Glu’s latest Quarterly Report on Form 10-Q under the heading “Risk Factors,” as well as in other documents Electronic Arts or Glu have filed with the Securities and Exchange Commission, including Electronic Arts’ Annual Report on Form 10-K for the fiscal year ended March 31, 2020 and Glu’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019. These forward-looking statements are current as of the date hereof. Neither Electronic Arts nor Glu assumes any obligation to revise or update any forward-looking statement for any reason, except as required by law.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Glu by Electronic Arts. In connection with the proposed merger, Glu intends to file with the SEC a proxy statement regarding the proposed transaction and mail or otherwise provide a proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed merger. Each of Electronic Arts and Glu may also file other relevant documents with the SEC regarding the proposed transaction. This document is not a substitute for the proxy statement or any other document that Electronic Arts or Glu may file with the SEC. The definitive proxy statement/prospectus (if and when available) will be mailed to stockholders of Glu. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of the proxy statement (if and when available) and other documents containing important information about Electronic Arts, Glu and the proposed transaction, once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Electronic Arts will be available free of charge on Electronic Arts’ website at ir.ea.com or by contacting Electronic Arts’ Investor Relations department at ir@ea.com. Copies of the documents filed with the SEC by Glu will be available free of charge on Glu’s website at www.glu.com/investors or by contacting Bob Jones / Taylor Krafchik, Ellipsis, at IR@glu.com.

Certain Information Regarding Participants in the Solicitation

Electronic Arts and Glu and certain of their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. You can find information about the directors and executive officers of Electronic Arts, including a description of their direct or indirect interests (by security holdings or otherwise), in its proxy statement for its 2020 annual meeting of stockholders, which was filed with the SEC on June 19, 2020, and Electronic Arts’ Annual Report on Form 10-K for the fiscal year ended March 31, 2020, which was filed with the SEC on May 20, 2020, and on its website at ir.ea.com. You can find information about the directors and executive officers of Glu, including a description of their direct or indirect interests (by security holdings or otherwise), in its proxy statement for its 2020 annual meeting of stockholders, which was filed with the SEC on April 28, 2020, and in its Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on February 28, 2020, and on its website at www.glu.com/investors. Other information regarding the potential participants will be included in the proxy statement and other relevant documents filed with the SEC if and when they become available. Investors should read the proxy statement carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Electronic Arts or Glu using the sources indicated above.